Tri City Bankshares Corporation
                        Quarterly Brochure Financial Data

INCOME STATEMENT (unaudited)

                                     Six Months Ended            Three Months Ended
                                   06/30/09      06/30/08      06/30/09      06/30/08
Interest Income                  $20,150,158   $22,155,529   $10,106,345   $10,797,434
Interest Expense                   3,495,871     5,242,584     1,691,583     2,241,334
                                 -----------   -----------   -----------   -----------
Net Interest Income               16,654,287    16,912,945     8,414,762     8,556,100
Other Income                       7,320,159     6,578,056     3,999,764     3,064,092
Less: Other Operating Expenses    16,171,422    15,189,730     8,437,167     7,564,121
                                 -----------   -----------   -----------   -----------
Income Before Income Taxes         7,803,024     8,301,271     3,977,359     4,056,071
Provision for Income Taxes         2,734,000     2,607,500     1,400,500     1,387,500
                                 -----------   -----------   -----------   -----------
Net Income                       $ 5,069,024   $ 5,693,771   $ 2,576,859   $ 2,668,571
Net Income Per Common Share      $      0.57   $      0.64   $      0.29   $      0.30


BALANCE SHEET (unaudited) June 30, 2009 and 2008

ASSETS                                         2009            2008       LIABILITIES & EQUITY           2009            2008
Cash and Due from Banks                  $  22,843,896   $  31,741,324    Non Interest Bearing        $ 126,154,924   $ 136,218,869
Investment Securities                      105,809,940     106,765,876    Interest Bearing              536,397,940     504,966,646
                                                                                                      -------------   -------------
Federal Funds Sold                          15,938,586       3,691,761    Total Deposits                662,552,864     641,185,515
Total Loans                                594,212,727     579,689,577    Short Term Debt                 1,049,717       3,135,329
Allowance for Loan Losses                   (5,995,499)     (5,978,075)   Other Liabilities               2,635,125       2,594,174
                                         -------------   -------------                                -------------   -------------
Net Loans                                  588,217,228     573,711,502    Total Liabilities             666,237,706     646,915,018
Bank Premises & Equipment                   20,631,299      20,932,133    Common Stock                    8,904,915       8,904,915
Cash surrender value of life insurance      11,298,804      10,817,535    Additional Paid-In Capital     26,543,470      26,543,470
Other Assets                                10,694,483       7,491,106    Retained Earnings              73,748,145      72,787,834
                                         -------------   -------------                                -------------   -------------
                                                                          Total Stockholders' Equity    109,196,530     108,236,219
                                                                                                      -------------   -------------
Total Assets                             $ 775,434,236   $ 755,151,237    Total Liabilities & Equity  $ 775,434,236   $ 755,151,237
                                         =============   =============                                =============   =============





MANAGEMENT COMMENTS

The Corporation posted net income of $5,069,024 for the first six months of 2009, a decrease of $624,747 (11.0%) compared to the first six months of 2008. Non-recurring income received in 2008 accounts for all of the decrease in the comparison of net income in the first half 2009 to the first half 2008. Non-recurring income included a tax exempt death benefit from bank owned life insurance in the amount of $606,600 and a gain on sale of VISA stock following the Visa IPO in the amount of $108,600.

Earnings per share (EPS) decreased $0.07 to $0.57 for the six months ending June 30, 2009 compared to the same period in 2008. EPS excluding non-recurring items, increased $0.01 for the six months ended June 30, 2009 compared to the six months ending June 30, 2008.